$175,000,000 Principal Amount
of
3.75% Convertible Senior Notes due 2022
CONVERTIBLE SENIOR NOTE PURCHASE AGREEMENT
Dated as of November 30, 2015
by and among
SEACOR MARINE HOLDINGS INC.,
as Company
and
THE PURCHASERS IDENTIFIED ON SCHEDULE A HERETO

i

ARTICLE VII Covenants	27
Section 7.01 Payment of Principal and Interest	27
Section 7.02 Reports and Financial Statements	27
Section 7.03 Certificates; Other Information	28
Section 7.04 Notices	29
Section 7.05 Payment of Obligations	29
Section 7.06 Preservation of Existence, Etc.	29
Section 7.07 Maintenance of Properties
Section 7.08 Compliance with Laws
Section 7.09 Books and Records
Section 7.10 Board Observer Rights; Inspection Rights
Section 7.11 Maintenance of Office or Agency
Section 7.12 Par Value Limitation
Section 7.13 Company may Consolidate, Etc. on Certain Terms

ARTICLE VIII Events of Default and Remedies
Section 8.01 Events of Default
Section 8.02 Acceleration, Rescission and Annulment
Section 8.03 Waiver of Past Defaults
Section 8.04 Rights of Holders of Notes to Receive Payment and to Convert and Exchange
Section 8.05 Rights and Remedies Cumulative
Section 8.06 Delay or Omission Not a Waiver
Section 8.07 Waiver of Stay, Extension and Usury Laws

ARTICLE IX Conversion of Notes
Section 9.01 Conversion Privilege
Section 9.02 Conversion Procedure; Settlement Upon Conversion
Section 9.03 Adjustment of Conversion Rate Prior to the Spin-Off Date
Section 9.04 Adjustment of Conversion Rate Following the Spin-Off Date
Section 9.05 Adjustments of Prices
Section 9.06 [Reserved]
Section 9.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	43
Section 9.08 Settlement upon Exchange
Section 9.09 Certain Covenants
Section 9.10 Notice to Holders
Section 9.11 Stockholder Rights Plans
Section 9.12 Jones Act Restrictions on Conversions

ARTICLE X Redemption and Repurchase of the Notes
Section 10.01 Optional Redemption
Section 10.02 Notice of Optional Redemption; Selection of Notes
Section 10.03 Payment of Notes Called for Redemption
Section 10.04 Restrictions on Redemption
Section 10.05 Repurchase at Option of Holders Upon a Company Fundamental Change
Section 10.06 Repurchase at Option of Holders on Specified Repurchase Date

Section 10.07 Deposit of Redemption Price, Fundamental Change Repurchase Price or Specified Date Repurchase Price
Section 10.08 Covenant to Comply with Applicable Laws Upon Repurchase of Notes
Section 10.09 Effect of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice
Section 10.10 Withdrawal of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice
Section 10.11 Repurchase of Notes by Third Party

ARTICLE XI Miscellaneous
Section 11.01 Notices
Section 11.02 Successors and Assigns
Section 11.03 Amendment and Waiver
Section 11.04 Counterparts
Section 11.05 Headings
Section 11.06 Governing Law
Section 11.07 Entire Agreement
Section 11.08 Severability
Section 11.09 Submission to Jurisdiction; Waiver of Service and Venue
Section 11.10 Waiver of Jury Trial
Section 11.11 No Advisory or Fiduciary Responsibility
Section 11.12 No Strict Construction
Section 11.13 Effectiveness
Section 11.14 Attachments
Section 11.15 Confidentiality
Section 11.16 Public Disclosure
Section 11.17 No Recourse Against Others

SCHEDULES
A Information Relating to Purchasers
6.01(h) Financial Statements
6.01(v) Non-wholly owned significant subsidiaries

EXHIBITS
A Form of Note
B Form of Warrant
C Form of Press Release/8-K

CONVERTIBLE SENIOR NOTE PURCHASE AGREEMENT
This CONVERTIBLE SENIOR NOTE PURCHASE AGREEMENT is entered into as of November 30, 2015, by and among SEACOR MARINE HOLDINGS INC. (the “Company”), a Delaware corporation and the Purchasers listed on Schedule A attached hereto.
PRELIMINARY STATEMENTS
For its lawful corporate purposes, the Company has duly authorized the issuance of its 3.75% Convertible Senior Notes due 2022 (the “Notes”), in an aggregate principal amount of $175,000,000, and in order to provide the terms and conditions upon which the Notes are to be issued and delivered, the Company has duly authorized the execution and delivery of this Agreement.
The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Specified Date Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms provided in Exhibit A hereto.
On the Closing Date, the Company desires to issue to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company the Notes upon the terms and subject to the conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions and Accounting Terms
Section 1.01    Defined Terms. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement and of any amendment hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Additional Interest” means all amounts, if any, payable pursuant to Section 2.10 of the Company Registration Rights Agreement.
2    “Additional Interest Notice” shall have the meaning set forth in Section 3.05(c).
3    “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
4    “Agreement” means this Convertible Senior Note Purchase Agreement and all Exhibits, Schedules and Annexes attached hereto.
5    “Board Observer” shall have the meaning specified in Section 7.10(b).
6    “Board of Directors” means the board of directors of the Company or a committee thereof duly authorized to act on behalf of such board.
7    “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.
8    “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
9    “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity but excluding any debt securities convertible into such equity.
10    “Carlyle” means any of the Purchasers listed on Schedule A, any of their respective Affiliates and any investment fund owned and controlled by any such Purchaser or such Affiliate (other than any portfolio company of any such entity).
11    “Clause A Distribution” shall have the meaning specified in Section 9.04(c).
12    “Clause B Distribution” shall have the meaning specified in Section 9.04(c).
13    “Clause C Distribution” shall have the meaning specified in Section 9.04(c).
14    “close of business” means 5:00 p.m. (New York City time).
15    “Closing” shall have the meaning specified in Section 2.03.
16    “Closing Date” means December 1, 2015.
17    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
18    “Commission” means the U.S. Securities and Exchange Commission.
19    “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

20    “Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Agreement, subject to Section 9.07.
21    “Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Section 7.13, shall include its successors and assigns.
22    “Company Fundamental Change” shall be deemed to have occurred at any time following completion of the issuance of the Notes if any of the following occurs:
22(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Parent, the Company or their respective Subsidiaries, files or (if known by Parent, the Company or any of their Subsidiaries) is required to file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
22(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Parent or any Subsidiary of the Parent or the Company; provided, however, that a transaction described in clause (i) or clause (ii), (x) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (y) which was effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity shall not be a Company Fundamental Change pursuant to this clause (b); or
22(c)    if after completion of the Company Spin-Off the Common Stock is listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors), the Common Stock at any time thereafter ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
provided, however, that any transaction that constitutes a Company Fundamental Change pursuant to both clause (a) and clause (b) above shall be deemed a Company Fundamental Change solely under clause (b) above; and provided, further that a transaction or transactions described in clause (a) or (b) above (other than clause (b)(iii)) shall not constitute a Company Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares or pursuant to stockholders’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock or common equity interests that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions of Section 9.07).
23    For the avoidance of doubt, the Company Spin-Off shall not constitute a Company Fundamental Change.
24    “Company Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, between the Company and the Purchasers.
25    “Company Spin-Off” means the proposed Spin-Off of the Company to the shareholders of the Parent.
26    “Company’s Office” shall have the meaning specified in Section 1.06.
27    “Competitor” means those persons or group of persons, or entities or group of entities, directly and actively engaged in the operation of offshore vessels or workboats servicing offshore oil and gas exploration, development and production facilities; provided that “Competitor” shall not include any financial institution, private equity firm or similar entity or any Affiliate thereof which owns any portfolio company that is a Competitor (other than any such portfolio company that is a Competitor).
28    “Conversion Agent” means the Company or such other entity as the Company may in its sole discretion designate as conversion agent for the Notes.
29    “Conversion Date” shall have the meaning specified in Section 9.02(c).
30    “Conversion Obligation” shall have the meaning specified in Section 9.01.
31    “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
32    “Conversion Rate” shall have the meaning specified in Section 9.01.
33    “Daily VWAP” means, for each of the Trading Days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on the Company’s Bloomberg page (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such trading day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for this purpose by the Company). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
34    “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
35    “Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, Specified Date Repurchase Price, principal and interest) that are payable but are not paid when due.
36    “Distributed Property” shall have the meaning specified in Section 9.04(c).

37    “Disqualified Institution” means those Competitors of the Company and their subsidiaries identified by the Company by written notice to the Purchasers on the date hereof and Affiliates of such Competitors that are either identified in such notice or are clearly identifiable on the basis of such Affiliates’ names, which list of Disqualified Institutions may be updated by the Company from time to time upon five Business Days’ prior written notice to the Holders in the manner contemplated in Section 11.01 hereof, it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired any Notes or beneficial interest therein so long as such Person was not a Disqualified Institution at the time it became the Holder of such Note or beneficial interest therein. The list of Disqualified Institutions shall be made available to the Purchasers and their transferees and their respective prospective transferees, it being understood that the Company may update such list from time to time with respect to Disqualified Institutions to the extent provided for above, with such updates effective solely upon them being made available to the Holders.
38    “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
39    “Event of Default” shall have the meaning specified in Section 8.01.
40    “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
41    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
42    “Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, relating to the Notes entered into by and between the Parent, the Purchasers and the Company.
43    “Exchange Date” means the date a Note shall be deemed to be exchanged in accordance with the Exchange Agreement.
44    “Exchange Obligation” means the Holders’ right to exchange their Notes for Parent Common Stock in accordance with, and subject to the limitations of, this Agreement and the Exchange Agreement.
45    “Exchange Rate” shall have the meaning specified in the Exchange Agreement.
46    “Environmental Laws” shall have the meaning specified in Section 6.01(k).
47    “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction not involving undue pressure or compulsion to complete the transaction on the part of either party. Fair Market Value shall be determined in good faith by the Board of Directors of the Company, unless otherwise provided in this Agreement.
48    “Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 5 to the Form of Note attached hereto as Exhibit A.

49    “Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
50    “Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.
51    “Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
52    “Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
53    “Form of Specified Date Repurchase Notice” shall mean the “Form of Specified Date Repurchase Notice” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.
54     “Fundamental Change Company Notice” shall have the meaning specified in Section 10.05(c).
55    “Fundamental Change Expiration Time” shall have the meaning specified in Section 10.05(b)(i).
56    “Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.05(a).
57    “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.05(b)(i).
58    “Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.05(a).
59     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
60    “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.
61    “Independent Financial Advisor” means an investment banking or accounting firm of national standing or any third-party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.
62    “Intellectual Property Rights” shall have the meaning specified in Section 6.01(m).
63    “Interest Payment Date” means each June 15 and December 15 of each year, beginning on June 15, 2016.
64    “Investment Company Act” shall have the meaning specified in Section 6.01(l).

65    “Issue Date” means December 1, 2015
66    “Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapter 551, and any successor or replacement statutes thereto, and the regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.
67     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, provided, that if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the “Last Reported Sale Price” will be the average of the mid-points of such bid and ask prices from those two investment banking firms and if such prices can reasonably be obtained from only one such investment banking firm then the “Last Reported Sale Price” will be the mid-points of such bid and ask prices from that investment banking firm. Any such determination will be conclusive absent manifest error.
68    “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
69     “Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.
70    “Material Adverse Effect” shall have the meaning specified in Section 6.01(a).
71    “Maturity Date” means December 1, 2022.
72    “Merger Event” shall have the meaning specified in Section 9.07(a).
73    “Money Laundering Laws” shall have the meaning specified in Section 6.01(o).
74    “Non-U.S. Citizen” means any Person other than a U.S. Citizen.

75     “Note” or “Notes” shall have the meaning specified in the preliminary statements hereto.
76    “Note Register” means the register maintained in the Company’s Office in which, subject to reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable time.
77    “Note Registrar” means the Person appointed for the purpose of registering Notes and transfers of Notes and maintaining the Note Register as herein provided. The Company will initially act as Note Registrar.
78    “Notice of Conversion” shall have the meaning specified in Section 9.02(b).
79    “OFAC” shall have the meaning specified in Section 6.01(p).
80    “Officer” means, with respect to the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, any Director of the Company or any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”).
81    “open of business” means 9:00 a.m. (New York City time).
82    “Operative Documents” means the this Agreement, the Notes, the Company Registration Rights Agreement, the Parent Registration Rights Agreement, the Warrants and the Parent Warrants and the Exchange Agreement.
83    “Optional Redemption” shall have the meaning specified in Section 10.01(c).
84    “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. Unless otherwise specified, references in this Agreement to the Company's Organizational Documents refer to the Company's Amended and Restated Certificate of Incorporation and bylaws that will be effective at the time of Closing.
85    “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 5.03, mean, as of any particular time, all Notes offered under this Agreement, except:
85(a)    Notes theretofore canceled by the Company or accepted by the Company for cancellation;
85(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been set aside and segregated by the Company (if the Company shall act as its own Paying Agent) or shall have been deposited in trust with the Paying Agent (if other than the Company);

85(c)    Notes converted pursuant to Article 9; and
85(d)    Notes exchanged for Parent Common Stock pursuant to the Exchange Agreement.
86    “Parent” means SEACOR Holdings Inc., a Delaware corporation.
87    “Parent Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
88    (a)     any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Parent or its Subsidiaries, files or (if known by Parent, the Company or any of their Subsidiaries) is required to file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Parent’s Common Equity representing more than 50% of the voting power of the Parent’s Common Equity;
89    (b)     the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Parent and another person (other than any of the Parent’s Subsidiaries), in each case pursuant to which the Parent Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Parent’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Parent’s jurisdiction of incorporation or to form a holding company for the Parent and that results in a share exchange or reclassification or similar exchange of the outstanding Parent Common Stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Parent and its Subsidiaries, on a consolidated basis, to another person (other than any of the Parent’s Subsidiaries).
90    (c)      the Parent’s stockholders approve any plan or proposal for the liquidation or dissolution of the Parent (other than in a transaction described in clause (b) above); or
91    (d)     the Parent Common Stock (or other common stock into which the Notes are then exchangeable) ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors);
provided, however, that in the case of a transaction or event described in clause (a) or (b) above, if at least 90% of the consideration received or to be received by holders of the Parent Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Parent Fundamental Change” consists of shares of common stock or common equity interests that are traded on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Parent Fundamental Change” under clause (a) or (b) above (other than clause (b)(y)) (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become exchangeable into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 5.02, 5.03 and 5.06 of the Exchange Agreement), such event shall not be a “Parent Fundamental Change” and, for the avoidance of doubt, an event that is not considered a “Parent Fundamental Change” pursuant to this proviso shall not be a “Parent Fundamental Change” solely because such event could also be described by clause (a) or (b) above.

92    For the avoidance of doubt, the Company Spin-Off shall not constitute a Parent Fundamental Change.
93    “Parent Common Stock” means the common stock, par value $0.01, of the Parent.
94    “Parent Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, between the Parent and the Purchasers.
95     “Parent Warrants” means the warrants to purchase Parent Common Stock substantially in the form of Exhibit A to the Exchange Agreement.
96    “Paying Agent” means the Company or such other entity as the Company may in its sole discretion designate, as a paying agent pursuant to Section 3.11.
97    “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
98    “Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
99    “Post-Spin Optional Redemption” shall have the meaning specified in Section 10.01(c).
100    “Pre-Spin Optional Redemption” shall have the meaning specified in Section 10.01(b).
101    “Purchase Price” shall have the meaning specified in Section 2.02.
102    “Purchaser” means each entity identified in Schedule A hereto, and whose bank information as set forth opposite the name of such Purchaser, to the extent unavailable, would be provided by Carlyle as soon as reasonably practicable.
103    “Purchaser Deliverables” means:
103(a)    the Purchase Price pursuant to Section 2.02 of the Notes payable by the Purchasers by wire transfer of immediately available funds, to be deposited into such bank accounts as nominated by the Company
103(b)    an Internal Revenue Service Form W-9 or W-8 executed by each Purchaser; and
103(c)    a receipt executed by each Purchaser and delivered to the Company certifying that the Purchasers have received the Notes from the Company on the Closing Date.
104    “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

105    “Redemption Date” shall have the meaning specified in Section 10.02(a).
106    “Redemption Notice” shall have the meaning specified in Section 10.02(a).
107    “Redemption Notice Date” means the date the Company calls any or all of the Notes for redemption pursuant to Article 10.
108    “Redemption Price” means:
109    (a) for any Notes to be redeemed pursuant to Section 10.01(b), an amount equal to the greater of (i) 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to Holders of record of such Notes on such Regular Interest Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes) and (ii) (x) in the case of a Company Fundamental Change, an amount of cash equal to the Fair Market Value of the consideration the Holder would have received in the Company Fundamental Change if it had converted all of its Notes into Common Stock immediately prior to consummation of the Company Fundamental Change and (y) in the case of a Parent Fundamental Change, an amount of cash equal to the Fair Market Value of the consideration the Holder would have received in the Parent Fundamental Change if it had exchanged all of its Notes into Parent Common Stock immediately prior to consummation of the Parent Fundamental Change; and
110    (b) for any Notes to be redeemed pursuant to Section 10.01(c), 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to Holders of record of such Notes on such Regular Interest Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).
111    “Reference Property” shall have the meaning specified in Section 9.07(a).
112    “registered form” shall have the meaning specified in Section 3.10.
113    “Regular Interest Record Date,” with respect to any Interest Payment Date, shall mean the June 10 or December 10 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.
114    “Responsible Officer” means any Officer of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Company.
115    “Rule 144” means Rule 144 as promulgated under the Securities Act.
116    “Rule 144A” means Rule 144A as promulgated under the Securities Act.
117    “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
118    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
119    “Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
120    “Specified Date Repurchase Company Notice” shall have the meaning specified in Section 10.06(c).
121    “Specified Date Repurchase Expiration Time” shall have the meaning specified in Section 10.06(d).
122    “Specified Date Repurchase Notice” shall have the meaning specified in Section 10.06(d).
123    “Specified Date Repurchase Price” shall have the meaning specified in Section 10.06(a).
124    “Specified Repurchase Date” shall have the meaning specified in Section 10.06 (a).
125    “Spin-Off” shall have the meaning specified in Section 9.04(c).
126    “Spin-Off Date” shall have the meaning specified in Section 9.01.
127     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
128    “Successor Company” shall have the meaning specified in Section 7.13(a).
129     “Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”
130    “Transfer Agent” means, at all times, the Person appointed as transfer agent for the Common Stock.
131    “Trigger Event” shall have the meaning specified in Section 9.04(c).
132    “Undelivered Shares” shall have the meaning specified in Section 9.12.

133    “Underlying Shares” means any shares of Common Stock issuable upon conversion of the Notes or upon the exercise of a Warrant.
134    “unit of Reference Property” shall have the meaning specified in Section 9.07(a).
“U.S. Citizen” means a person who is a “citizen of the United States” within the meaning of the Jones Act, eligible and qualified to own and operate U.S.-flag vessels in the U.S.
Coastwise Trade.
“U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551, as amended or supplemented from time to time.
“Valuation Period” shall have the meaning specified in Section 9.04(c).
135     “Warrants” means the warrants to purchase Common Stock substantially in the form of Exhibit B hereto.
Section 1.02    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year or fiscal quarter of the Company.
Section 1.03    References to Agreements, Laws, Etc.. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted thereby; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.04    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.05    Additional Interest. Unless the context requires otherwise, all references to interest on the Notes will include any Additional Interest payable pursuant to the Company Registration Rights Agreement and Parent Registration Rights Agreement, as applicable.
Section 1.06    Agents. The Company will initially act as the Paying Agent, Note Registrar, Transfer Agent and Conversion Agent. For so long as the Company is acting in these roles, all notices required to be delivered to the Paying Agent, Note Registrar, Transfer Agent and Conversion Agent pursuant to this Agreement shall be delivered to the Company’s Office. The Company’s Office will be the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served.
The “Company’s Office” is located at:
2200 Eller Drive, P.O. Box 13038,
Fort Lauderdale, Florida 33316
Attention: Company Secretary
    Facsimile: 954-527-1772

The Company may at any time, by notice to each holder of a Note, change the Company’s Office, so long as it is located in the United States.
ARTICLE II
Purchase and Sale of the Notes
Section 2.01    Authorization and Issuance of Notes. On or before the Closing (as defined below), upon the terms and subject to the conditions set forth in this Agreement, the Company will have authorized the issuance of $175,000,000 in aggregate principal amount of its 3.75% Convertible Senior Notes due 2022 (the “Notes”) to the Purchasers.
Section 2.02    Sale and Purchase of Notes. Subject to the terms and conditions herein set forth, at the Closing the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, at a purchase price of 100% of the principal amount thereof (the “Purchase Price”), the principal amount of Notes set forth opposite the name of such Purchaser in Schedule A hereto. The Notes shall be substantively in the form of Exhibit A hereto.
Section 2.03    The Closing. The sale and purchase of the Notes will take place at a closing (the “Closing”) at 11:00 a.m., New York City time on December 1, 2015, at the offices of Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005, or at such other time and place as is mutually agreed to by the Company and the Purchasers. At the Closing, the Company will deliver to the Purchasers the principal amount of Notes set forth opposite such Purchaser’s name on Schedule A hereto (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as the Purchasers may request) against payment of the Purchase Price therefor by federal funds wire transfer of immediately available funds to such bank accounts as the Company designates.
Section 2.04    Expenses. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Notes; (ii) any cost incurred in connection with the listing on any applicable national securities exchange of the Underlying Shares issuable upon conversion of the Notes or the Parent Common Stock issuable pursuant to the Exchange Agreement; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 2.04. It is understood, however, that the Purchasers will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Notes by them. The obligations of the Company under this Section 2.04 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Exchange Agreement, the Warrant, the Parent Warrant or the Notes, and the termination of this Agreement.

ARTICLE III
The Notes
Section 3.01    The Notes. The Notes shall be issued in the aggregate principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000). The Notes shall be dated the Closing Date. The aggregate amount of the Notes shall, subject to the provisions for repurchase, optional redemption, conversion, exchange for Parent Common Stock pursuant to the Exchange Agreement and acceleration contained herein or the Exchange Agreement, as applicable, mature and be payable in full on the Maturity Date. Unless previously converted pursuant to this Agreement or exchanged pursuant to the Exchange Agreement, the Notes constitute direct unsecured, senior obligations of the Company. The Notes shall be executed on behalf of the Company by a Responsible Officer.
Section 3.02    Interest.
(a)    Interest shall be payable on the principal amount of the Notes, at a fixed rate equal to 3.75% per annum, payable semi-annually in cash in arrears. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(b)    Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the Issue Date of the applicable Notes. The Person in whose name any Note is registered on the Note Register at the close of business on any Regular Interest Record Date with respect to any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Specified Repurchase Date, Conversion Date or Exchange Date shall be entitled to receive the interest payable on such respective date (unless otherwise provided herein). Interest on the Notes shall be payable on (i) each Interest Payment Date (commencing on June 15, 2016) in arrears; (ii) the date of any redemption or repurchase in accordance with Article 10 (but only with respect to the principal amount of the Notes then redeemed or repurchased) and (iii) maturity of the Notes, whether by acceleration or otherwise. All payment of interest in respect of the Notes shall be made pro rata among the Holders in accordance with their pro rata share of the outstanding principal amount of the Notes (or, with respect to interest payments made in respect to Notes that are being repurchased or redeemed pursuant to Article 10, pro rata among the Holders in accordance with their pro rata share of the outstanding principal amount of the Notes being repurchased or redeemed) as of the related Regular Interest Record date or the date of repurchase or redemption unless otherwise provided herein.
Section 3.03    Defaulted Amounts. Any Defaulted Amounts shall accrue interest at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment or cause the Paying Agent (if other than the Company) to make payment of any Defaulted Amounts to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company, shall deliver notice of the proposed payment of such Defaulted Amounts and the special record date therefor to each Holder at its address as it appears in the Note Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 3.03.
(ii)    The Company may make payment of or cause the Paying Agent (if other than the Company) to make payment of any Defaulted Amounts in any other lawful manner, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Holders of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Holders.
Section 3.04    Scheduled Repayment. Any and all principal of the Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled. Notes will be payable as to principal, repurchase and redemption at the Company’s Office upon presentation and surrender of such Notes.
Section 3.05    Additional Interest
(a)    Additional Interest will accrue on the Notes to the extent provided in the Company Registration Rights Agreement and the Parent Registration Rights Agreement and the Company’s obligation to pay any such Additional Interest will be deemed to be obligations under the Notes with the same force and effect as if the relevant provisions of the Company Registration Rights Agreement and the Parent Registration Rights Agreement were reproduced in this Agreement and the Notes. In the event that the Company is required to pay Additional Interest pursuant to the Company Registration Rights Agreement or the Parent Registration Rights Agreement the Company shall provide written notice (“Additional Interest Notice”) to the Holders of its obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date.
(b)    In no event shall Additional Interest accrue at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest. Such Additional Interest that is payable shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
Section 3.06    Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion pursuant to Article 9 or exchanged pursuant to the Exchange Agreement to be cancelled and, if surrendered to any Person other than the Company (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Company for cancellation. All Notes delivered to the Company shall be canceled promptly by it, and no Notes shall be issued in exchange therefor except as expressly permitted by any of the provisions of this Agreement. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes or exchange the Notes pursuant to the Exchange Agreement. The Company may not issue new Notes to replace Notes it has paid in full or that have been delivered to the Company for cancellation or conversion or exchange pursuant to the Exchange Agreement.
The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.06. If the Company is not acting as Note Registrar, the Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.
Section 3.07    Service Charges. No service charge shall be made for any registration of transfer or exchange of the Notes or Underlying Shares or Parent Common Stock, but the Company may require the Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
Section 3.08    Payment.
(a)    The Company will pay or cause to be paid all amounts payable with respect to any Note by crediting (before 11:00 a.m., New York time on the date when due in accordance with this Agreement and/or the Note), by intra-bank or federal funds wire transfer to each Holder’s account the payment in any bank as may be designated and specified in writing by such Holder at least two Business Days prior to the applicable payment. Each Purchaser’s initial bank account for this purpose is on its signature page hereto, which bank account may be updated by the Purchasers upon prior written notice to the Company delivered in the manner set forth in Section 11.01.
(b)    In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Specified Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of any payment that would otherwise need to be made on such date on account of the delay.
(c)    The entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.
Section 3.09    Lost, Etc. Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such security or indemnity as may be required by the Company to hold it harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
No service charge shall be imposed by the Company upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 9 or exchanged pursuant to the Exchange Agreement shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion or exchange of the Note (without surrender thereof except in the case of a mutilated Note), as the case may be, such applicant for such new Note, payment, conversion in accordance with Article 9 or exchange pursuant to the Exchange Agreement, shall furnish to the Company such security or indemnity as may be required by them to save each of them from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 3.09 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Agreement equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.
Section 3.10    Note Register; etc.
(a)    The Company shall keep at the Company’s Office the Note Register in which the Company shall provide for the recordation of each transfer, exchange or cancellation of Notes as well as the name and address of, and the amount of outstanding principal and interest owing to, each Holder and each transfer, exchange or cancellation of Notes. The entries in the Note Register shall be conclusive evidence of the amounts due and owing to each Holder in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement or the Notes, the obligations under the Notes are registered obligations and the right, title and interest of any Holder and its assignees in and to such obligations shall be transferable only upon notation of such transfer in the Note Register. This Section 3.10(a) shall be construed so that the obligations under the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The Note Register shall be available for inspection by any Holder from time to time upon reasonable prior notice.
(b)    Upon surrender for registration of transfer of any Notes in compliance with the applicable transfer limitations and procedures (including pursuant to Section 6.02(b)), the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same type, and of a like aggregate principal amount of such surrendered Note and bearing such restrictive legends as may be required by Section 6.02(b) this Agreement. The Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith.
(c)    Notes may be exchanged at the option of any Holder thereof for Notes of a like aggregate principal amount but in different denominations, provided such amounts are in integral multiples of $1,000. Whenever any Notes are so surrendered for exchange, the Company, at its expense, shall execute and deliver the Notes that the Holder making the exchange is entitled to receive.
(d)    All Notes issued upon any registration of transfer or exchange of such Notes will be the legal and valid obligations of the Company (subject to Section 7.13) evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange.
(e)    Every Note presented or surrendered for registration of transfer or exchange will (if so required) be duly endorsed or will be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

(f)    The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, the Exchange Agreement, the Warrant, the Parent Warrant, the Registration Rights Agreement and the Parent Registration Rights Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 3.10.
(g)    The Company shall not be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 10, (iii) any Notes selected for redemption in accordance with Article 10 or (iv) any Notes surrendered for exchange for Parent Common Stock pursuant to the Exchange Agreement or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange.
Section 3.11    Provisions as to Agents.
(a)    To the extent the Company appoints a Paying Agent or Conversion Agent, it will cause such agent to execute and deliver to the Company an instrument in which such agent shall agree with the Company, subject to the provisions of this Section 3.11, that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Date Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for shares payable upon conversion or exchange in trust for the benefit of the Holders of the Notes.
(b)    The Company shall, on or before each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Date Repurchase Price, if applicable) of, or accrued and unpaid interest on the Notes deposit with the Paying Agent (if other than the Company) a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Date Repurchase Price, if applicable) or accrued and unpaid interest; provided that if such deposit is made on the due date, such deposit must be received by such Paying Agent by 11:00 a.m., New York City time, on such date.
(c)    Any money or property deposited with any Paying Agent or Conversion Agent (in each case, if other than the Company), or segregated by the Company, for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Date Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Date Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s certificate or (if then held by the Company) shall be released from such segregation; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Paying Agent or Conversion Agent (in each case, if other than the Company) with respect to such trust money and property shall thereupon cease.
(d)    The Company and the Paying Agent (if other than the Company) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement, the Warrant, the Parent Warrant or the Exchange Agreement, as applicable, such amounts as such entity is required to deduct and withhold under the Code or any provision of applicable Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement, the Warrant, the Parent Warrant and the Exchange Agreement, as applicable, as having been paid to the recipient in respect of which such deduction and withholding was made.

Section 3.12     Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holders shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Agreement or any Note be construed to confer upon any Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.
ARTICLE IV
Conditions to Closing
Section 4.01    Purchaser’s Conditions to Closing. The obligations of each Purchaser to purchase its Notes shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by each Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, shall have furnished to the Purchasers its written opinion, dated the Closing Date addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers.
(b)    Pursuant to Section 2.01, the Company shall have authorized, issued and delivered $175,000,000 in aggregate principal amount of the Notes to the Purchasers.
(c)    The representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing Date.
(d)    The Company shall have delivered to each Purchaser a certificate of its Secretary, dated as of Closing Date, certifying as to the resolutions for the corporate proceedings relating to the authorization, execution and delivery of the Notes and certifying the Company’s Organization Documents.
(e)    The Company shall have caused the listing of the Parent Common Stock issuable upon exchange of the Notes pursuant to the Exchange Agreement on the New York Stock Exchange.
(f)    The Company shall have duly executed and delivered to each Purchaser counterparts of this Agreement, the Company Registration Rights Agreement, the Parent Registration Rights Agreement and the Exchange Agreement, duly executed by each party thereto (other than any Purchaser seeking to rely on this condition).

(g)    The Company shall have delivered to each Purchaser an Officer’s certificate, dated as of the Closing Date, certifying that the conditions specified in this Section 4.01 have been fulfilled.
(h)    The purchase and sale of the Notes shall not be prohibited or enjoined by any court of competent jurisdiction.
Section 4.02    Company’s conditions to closing. The obligation of the Company to consummate the issuance and sale of the Notes to the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Purchasers (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    The representations and warranties of each Purchaser contained in this Agreement shall be true and correct when made and as of the Closing Date.
(b)    Each Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing the Purchaser Deliverables.
(c)    The Company shall have received the Purchase Price, in cash, from the Purchasers.
(d)    Each Purchaser shall have duly executed and delivered, or caused to be delivered, to the Company and Parent counterpart signatures to each of this Agreement, the Company Registration Rights Agreement, the Parent Registration Rights Agreement and the Exchange Agreement.
ARTICLE V
Actions by Holders
Section 5.01    Action by Holders. Whenever in this Agreement it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company solicits the taking of any action by the Holders of the Notes, the Company may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 5.02    Proof of Execution by Holders. Proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Company or in such manner as shall be satisfactory to the Company.
Section 5.03    Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Agreement, Notes that are owned by the Company, by any Subsidiary thereof or by any of their respective Affiliates shall be disregarded and deemed not to be outstanding for the purpose of any such determination, it being agreed that Carlyle is not an Affiliate of the Company for purposes of this Section 5.03.
Section 5.04    Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Company, as provided in Section 5.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Agreement in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Company at the Company’s Office and upon proof of holding as provided in Section 5.02, revoke such action so far as concerns such Note. Except as provided in the previous sentence, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE VI
Representations and Warranties
Section 6.01    Representations and Warranties of the Company. The Company represents and warrants each of the following to the Purchasers on and as of the Closing Date:
(a)    The Company has been duly incorporated and validly exists as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole, or would not impair the ability of the Company to consummate the transactions or perform its obligations contemplated herein or in any of the Operative Documents (a “Material Adverse Effect”). Each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (if the concept of good standing is recognized in such Significant Subsidiary’s jurisdiction of incorporation or organization), with power and authority to own its properties and conduct its business. Each Significant Subsidiary has been duly qualified as a foreign corporation (or other entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a Material Adverse Effect.
(b)    The Company has full right, power and authority to authorize, execute and deliver this Agreement, the Notes and the other Operative Documents (to which it is a party) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement, the Notes and the other Operative Documents (to which it is a party) and the consummation of the transactions contemplated thereby has been duly and validly taken.
(c)    Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Organization Documents effective as of the date hereof; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the

Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, conflict, breach, or Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(d)    The execution, delivery and performance by the Company of each of the Operative Documents (to which it is a party), the issuance and sale of the Notes and Common Stock or Warrants upon conversion, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Operative Documents (to which it is a party) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority or (iii) violate the Organization Documents of the Company or any Subsidiaries, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
(e)    No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Company of each of the Operative Documents (to which it is a party), the issuance and sale of the Notes, the conversion of the Notes and compliance by the Company with the terms hereof and thereof and the consummation of the transactions contemplated by the Operative Documents (to which it is a party), except (i) for such consents that have already been obtained, (ii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws, (iii) the filing of the Organization Documents on the Closing Date, (iv) for any filing the Company or Parent is required to make under the Exchange Act on Form 8-K or registration statements in accordance with the Securities Act pursuant to the Registration Rights Agreement or Parent Registration Rights Agreement and (v) to the extent the failure to obtain such consents, approvals, authorization, order, registration, or qualification would not be reasonably likely to have a Material Adverse Effect.
(f)    The Company and its subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.
(g)    This Agreement, the Notes and each other Operative Document (to which the Company is a party) have been duly executed and delivered by the Company. This Agreement and each other Operative Document (to which the Company is a party) constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(h)    The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 6.01(h). All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the lack of notes that may be required under GAAP). The Company and its Subsidiaries do not have any material liabilities that are not disclosed on such financial statements.
(i)    There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.
(j)    Except as would not be reasonably likely to have a Material Adverse Effect, the Company and its Significant Subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
(k)    Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.
(l)    The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).
(m)    The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except to the extent the failure to own, possess or have the ability to acquire would not have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that could reasonably be expected to have individually or in the aggregate have a Material Adverse Effect.
(n)    Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

(iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(o)    The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(p)    None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(q)    Except pursuant to the Company Registration Rights Agreement, the Company has not entered into any agreement to register its debt or equity securities under the Securities Act.
(r)    Other than (i) this Agreement and (ii) fees and expenses of Goldman, Sachs & Co. under the Parent’s engagement in connection with the transactions contemplated in this Agreement and which will be paid by the Company, there are no contracts, arrangements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
(s)    Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 6.02, the sale of the Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act.
(t)    Neither the Company nor any person acting on its behalf has offered or will sell the Notes by means of any general solicitation or general advertising within the meaning of the Securities Act.
(u)    Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder.
(v)    On or prior to the Closing Date, the Underlying Shares will have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of this Agreement, the Warrants and the Notes, will be duly and validly issued, fully paid and non-assessable, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; all the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all the outstanding shares of Capital Stock or other equity interest of each Significant Subsidiary have been duly and validly authorized and issued and are validly paid and non-assessable and are owned, directly or indirectly by the Company (except as set forth on schedule 6.01(v)), free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(w)    The Company is a U.S. Citizen and is qualified to engage in the U.S. Coastwise Trade; the issuance and sale of the Notes (including the Underlying Shares, subject to compliance with the restrictions in Section 9.12 hereof on ownership of the Underlying Shares by Non-U.S. Citizens) by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a U.S. Citizen or cause the Company to cease to be qualified to engage in the U.S. Coastwise Trade.
(x)    Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP.
(y)    Neither the Company nor any of its Significant Subsidiaries has sustained since September 30, 2015 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, since such date there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries (other than such changes resulting from the execution of this Agreement and the issuance of the Notes) or any material adverse change in or affecting the general affairs, prospects, management, financial position or results of operations of the Company and its Subsidiaries, taken as a whole and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(z)    On or prior to the Closing, The authorized share capital of the Company will consist of 60,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company. As of the Closing Date, there will be 17,671,356 shares of Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of Company on any matter. Except as provided in this Agreement and the Operative Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.
Section 6.02    Purchasers’ Representations and Purchasers’ and Holders’ Covenants.
(a)    Each Purchaser represents that it is purchasing the Notes to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to each Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of this Agreement and with respect to the Common Stock, the Registration Rights Agreement and with respect to the Parent Common Stock, the Exchange Agreement and Parent Registration Rights Agreement.
Each Purchaser further represents, agrees and acknowledges, for itself, that it:
(1)    is knowledgeable, sophisticated and experienced in business and financial matters;
(2)    has previously invested in securities similar to the Notes, Underlying Shares, Parent Common Stock, Parent Warrants and Warrants and fully understands the limitations on transfer described in Section 6.02(b) and transfer restrictions that may be applicable to such other instruments;
(3)    is able to bear the economic risk of its investment in the Notes, Underlying Shares, Parent Common Stock, the Parent Warrants and Warrants and is currently able to afford the complete loss of such investment;
(4)    is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and was not formed for the specific purpose of investing in the Notes or any subsequent conversion or exchange, as applicable, into Underlying Shares, Parent Common Stock, Parent Warrants or Warrants;
(5)    did not employ any broker or finder in connection with the transactions contemplated in this Agreement;
(6)    understands that:
(A)    none of the Notes, Underlying Shares or Warrants that may be issued upon conversion thereof nor the Parent Common Stock and Parent Warrants that may be issued pursuant to the Exchange Agreement, have been registered under the Securities Act and are being or will be issued by the Company or Parent, as applicable, in transactions exempt from the registration requirements of the Securities Act;
(B)    the Notes, Parent Common Stock, Parent Warrants, Warrants and Underlying Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act, subject to the terms relating to the restriction on sales in this Agreement, the Warrant, the Company Registration Rights Agreement and with respect to the Parent Common Stock and Parent Warrants, the Exchange Agreement, Parent Warrant and Parent Registration Rights Agreement; and
(C)    even if registered, no market for the Notes or Underlying Shares, Parent Warrants or Warrants may develop;
(7)    further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated under the Securities

Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts and may not be available for the Warrants or Parent Warrants;
(8)    without limiting any representation or warranty of the Company contained in Section 6.01, has been provided with certain information and analysis regarding the Company, the Parent and their respective Subsidiaries, the Notes, Underlying Shares, Warrants, Parent Warrants and Parent Common Stock, but that such information may have been incomplete and such Purchaser has not requested any Person to provide it with all information available;
(9)    has had access to all information that it believes is necessary, sufficient or appropriate in connection with its purchase of the Notes or any subsequent conversion or exchange, as applicable, into Underlying Shares, Warrants, Parent Warrants and Parent Common Stock, has made an independent decision to purchase the Notes and/or subsequently convert or exchange, as applicable, into Underlying Shares, Warrants, Parent Warrants and Parent Common Stock based on the information concerning the business and financial condition of the Company and the Parent and their respective Subsidiaries, and other information available to it, which it has determined is adequate for that purpose;
(10)    has not relied on any investigation that any person other than itself and its representatives, may have conducted with respect to the Company or the Parent or their respective Subsidiaries or the Notes, Underlying Shares, Warrants, Parent Warrants and Parent Common Stock and it has made its own investment decision regarding the Notes, Underlying Shares, Warrants, Parent Warrants and Parent Common Stock (including, without limitation, the income tax consequences of purchasing, owning or disposing of the Notes, Underlying Shares, Warrants, Parent Warrants and Parent Common Stock in light of its particular situation and tax residence as well as any consequences arising under the laws of any taxing jurisdiction) based on its own knowledge (and information it may have or which is publicly available) with respect to the Company and the Parent and their respective Subsidiaries and the Notes, Underlying Shares, Warrants, Parent Warrants and Parent Common Stock.
(b)    If any Purchaser desires to sell or otherwise dispose of all or any part of the Notes, Warrants or Underlying Shares (other than pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force), if requested by the Company, it will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available (which opinion may rely on a certification of facts of such Purchaser); provided that such opinion of counsel shall not be required in connection with any sale to an Affiliate of such Purchaser. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes and all securities issued in exchange therefor or substitution thereof shall bear the following legend:
“THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND
(2)    AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND/OR THE EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Note will be registered by the Company unless the applicable box on the Form of Assignment and Transfer has been checked and all other provisions of this Agreement related to such registration have been complied with.
Any stock certificate representing Common Stock issued upon conversion of a Note or the exercise of a Warrant or Parent Common Stock issued upon exchange or the exercise of a Parent Warrant shall bear a legend in substantially the following form (unless such Common Stock or Parent Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company), and in all such cases are not held by an Affiliate of the Company:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2)    AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND/OR THE EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Stock or Parent Common Stock (i) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock or Parent Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock or Parent Common Stock, which shall not bear the restrictive legend required by this Section 6.02(b) if such Common Stock or Parent Common Stock is not held by an Affiliate of the Company.
Any certificate representing Warrants issued upon conversion of a Note or Parent Warrants issued upon exchange shall bear a legend in substantially the following form (unless such Warrant or Parent Warrant has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and are not held by an Affiliate of the Company):
THIS SECURITY AND ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND
(2)    AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)    PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY, THE WARRANT AGENT AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND/OR THE EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
(c)    Any Note, Common Stock, Parent Common Stock, Warrant or Parent Warrant issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Company for cancellation.
(d)    No fees or commissions are or will be payable by the Purchasers to brokers, finders, or investment bankers with respect to the purchase of any of the Notes or the consummation of the transaction contemplated by this Agreement. The Purchasers agree that they will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchasers in connection with the purchase of the Notes or the consummation of the transactions contemplated by the Operative Agreements.
(e)    The Purchasers understand and acknowledge that the Notes, Underlying Shares, Parent Common Stock, Warrants and Parent Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth in this Agreement in (i) concluding that the issuance and sale of the Notes and any subsequent conversion or exchange, as applicable into Underlying Shares, Parent Common Stock, Warrants or Parent Warrants is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of the Purchaser to purchase the Notes.
(f)    The Purchasers will, and each subsequent holder will, give notice to any purchaser of the restrictions on transfer of the Notes, Underlying Shares, Parent Common Stock, Warrants and Parent Warrants in this Section 6.02.
(g)    Each Holder covenants and agrees that it will not sell, transfer or assign (a) any Note or any portion thereof or beneficial interest therein to a Disqualified Institution or (b) more than $65 million aggregate principal amount of Notes (or beneficial interest therein) to any single Person or group of Persons within the meaning of section 13(d)(3) of the Exchange Act. Any sale, transfer or assignment by any Purchaser in violation of clause (a) or (b) of the preceding sentence without the Company’s prior consent shall be void ab initio, and the Company shall be entitled to seek specific performance to unwind any such sale, transfer or assignment in addition to any other remedies available to the Company at law or at equity and the Company shall be entitled to treat the Holder that transferred its Notes in violation of this provision as the registered Holder for all purposes under this Agreement and the Note. Each person that becomes a Holder of the Notes (other than the initial Purchasers) must agree to be bound, and to cause their transferees to be bound, by this section 6.02(g) (or a provision substantially similar thereto) as if it were an initial Purchaser.
ARTICLE VII
Covenants
So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes:
Section 7.01    Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Date Repurchase Price, if applicable) of, and accrued and unpaid interest and Additional Interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 7.02    Reports and Financial Statements. The Company shall deliver to each Purchaser each of the following and shall take the following actions:
(a)    prior to the Company Spin-Off:
(i)    as soon as available, but in any event within 75 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, unaudited, in accordance with GAAP, subject to the absence of footnotes;
(ii)    as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year together with related notes thereto, audited and accompanied by a report and opinion of Ernst & Young,

LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP; and
(iii)    as soon as available, but in any event within 55 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended March 31, 2016), a condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related condensed consolidated statements of income or operations for the portion of the fiscal year then ended and condensed consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding portion of the previous fiscal year in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;
(b)    upon and following the Company Spin-Off:
(ii)    as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year together with related notes thereto, audited and accompanied by a report and opinion of Ernst & Young, LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP; and
(iii)    as soon as available, but in any event within 50 days after a after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended March 31, 2016), a condensed consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related condensed consolidated statements of income or operations for the portion of the fiscal year then ended and condensed consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth, together with related notes thereto, in each case, in comparative form the figures for the corresponding portion of the previous fiscal year in accordance with GAAP, subject to normal year-end adjustments.
Any such financial statements that the Company includes in a filing with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Holders for the purposes of this Section 7.02 at the time such filing is publicly available through the EDGAR system (or such successor thereto). Prior to any time during which the Company is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Company may satisfy its obligation to provide information required by this Section 7.02 by including such information in a registration statement on Form 10 or amendment thereto filed with the Commission and publicly available through the EDGAR system (or such successor thereto).
Section 7.03    Certificates; Other Information. Deliver to each Purchaser:
(a)    The Company shall deliver to the Holders within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2015) a certificate from an Officer of the Company stating whether such Officer has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Agreement (without regard to any grace period or requirement of notice provided for in this Agreement) and, if so, specifying each such failure and the nature thereof.
(b)    Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Company files with the Commission or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Purchasers), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Purchasers pursuant to any other clause of this Agreement.

Section 7.04    Notices.
(a)    Promptly, and in any event with 30 calendar days, after a Responsible Officer obtains actual knowledge thereof, notify each Purchaser:
(i)    of the occurrence of any Default or Event of Default;
(ii)    of (1) any dispute, litigation, investigation or proceeding between the Company or Significant Subsidiary and any arbitrator or Governmental Authority or (2) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Company or any Significant Subsidiary, that, in any such case referred to in clauses (1) or (2), has resulted or would reasonably be expected to result in a Material Adverse Effect; and
(b)    each notice pursuant to this Section 7.04 shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 7.04 and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.
Section 7.05    Payment of Obligations. The Company shall timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 7.06    Preservation of Existence, Etc. Subject to Section 7.13, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.
Section 7.07    Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
Section 7.08    Compliance with Laws. Comply in all material respects with its Organization Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.
Section 7.09    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Company.
Section 7.10    Board Observer Rights; Inspection Rights.
(a)    Subject to Section 7.10(f), the Board of Directors of the Company shall conduct at least one meeting of the Board of Directors during each of the Company’s fiscal quarters, commencing with the quarter ended March 31, 2016. Subject to Section 7.10(f), to the extent permitted by applicable Laws (including, without limitation, the Jones Act), Carlyle shall have the right to appoint (or designate) one representative reasonably acceptable to the Company (the “Board Observer”) present (whether in person or by telephone) at all meetings of the Board of Directors (and committees thereof) of the Company. While the Board Observer designated pursuant to this Section 7.10(b) shall be entitled to participate in discussions with the Board of Directors or any committee thereof, the presence of the Board Observer shall not be required in order for any such meetings to proceed and the Board Observer shall not be entitled to vote at any such meetings. The Company shall notify the Board Observer of all regular meetings and special meetings of the Board of Directors (and committees thereof) of the Company. The Company shall provide the Board Observer with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors (and committees thereof) of the Company concurrently as such materials are provided to the other members. A majority of the members of the Board of Directors (or committee) shall be entitled to recuse the Board Observer from portions of any meeting and to redact portions of any board or committee materials delivered to the Board Observer where and to the extent that such majority determines, in good faith (and, with respect to items (i) and (iii) below, upon advice of counsel), that (i) such recusal is reasonably necessary in the opinion of counsel to preserve attorney-client privilege with respect to a material matter, (ii) there exists, with respect to any deliberation or board or committee materials, an actual or potential conflict of interest between the Board Observer, Carlyle and the Company, or (iii) such recusal is required by applicable Laws (including any federal securities laws).
(b)    Subject to Section 7.10(f), to the extent permitted by applicable Laws, the Company will permit, and will cause each of its Significant Subsidiaries to permit, representatives and independent contractors of Carlyle to visit and inspect any of its properties, to examine its corporate, financial, insurance and operating records during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, Carlyle shall not exercise such rights more often than three (3) times during any calendar year. Notwithstanding anything to the contrary in this Section 7.10, the Company will not be required to disclose, permit the inspection, examination, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Purchasers (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. Any visit, inspection or examination pursuant to this Section 7.10(c) shall be at the expense of Carlyle.
(c)    It shall be a condition of the appointment of the Board Observer that the Board Observer, if requested by the Company, shall have agreed in writing to customary and reasonable confidentiality provisions entered into by board observers.
(d)    The Company shall indemnify and hold harmless, any Board Observer to the same extent as the members of the Boards of Directors are indemnified and held harmless pursuant to the Company’s Organization Documents. The Company agree to use commercially reasonable efforts to provide for coverage of the Board Observer under the policies of officers’ and directors’ liability insurance maintained from time to time by the Company; provided, however, that nothing herein shall require the Company to incur any materially increased premium or other costs or acquire any new insurance policies in order to extend such coverage to the Board Observer. The Company shall reimburse the Board Observer for the reasonable documented out-of-pocket expenses (including travel and lodging) of such Board Observer incurred in connection with attendance of meetings of the Boards of Directors (and committees thereof) pursuant to Section 7.10(b).
(e)    The provisions of this Section 7.10 shall automatically terminate and will be of no further effect at the first time Carlyle holds less than the lesser of (i) $50.0 million in aggregate principal amount of Notes and (ii) Notes and Common Stock representing 5% of Common Stock outstanding on a fully diluted basis, assuming the conversion of all such Notes held by Carlyle, as calculated pursuant to Section 9.02.
Section 7.11    Maintenance of Office or Agency. The Company will maintain in the continental United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. If at any time the Company shall fail to maintain any such required office or agency such presentations, surrenders, notices and demands may be made or served at the Company’s Office as a place where Notes may be presented for payment or for registration of transfer.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Paying Agent (if other than the Company) of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable. The Company may appoint another entity to act as Conversion Agent in its sole discretion.
Section 7.12    Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 9, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.
Section 7.13    Company may Consolidate, Etc. on Certain Terms.
(a)    Subject to the provisions of Section 7.13(c), the Company shall not amalgamate or consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to another Person, unless:
(i)    the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (and, if the Company will remain a party to the Notes and this Agreement after giving effect to such transaction and the requirements in respect thereof under this Agreement, is) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an amendment to this Agreement, all of the obligations of the Company under the Notes and the other Operative Documents (to which the Company is a party); and

(ii)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement;
(iii)    if, upon the occurrence of any such transaction, (x) the Notes would become convertible pursuant to the terms of this Agreement into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation, and (y) such resulting, surviving, transferee or successor corporation is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the Notes; and
(iv)    all the conditions specified in this Article 9 are met.
Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Agreement, and the Company shall be discharged from its obligations under the Notes and this Agreement except in the case of any such lease.
For purposes of this Section 7.13, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries to another Person.
(b)    In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by amendment, executed and delivered to the Holders and satisfactory in form to the Holders, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part; provided, however, that, in the case of a sale, conveyance, transfer or lease to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible into the Common Stock and into shares of Common Stock in accordance with this Agreement, but subject to adjustment (if any) in accordance with this Agreement. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Holders; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Agreement prescribed, the Successor Company shall issue and shall deliver, or cause to be issued and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Holders, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Holders. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 7.13, the Person named as the

“Company” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Section 7.13) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and discharged from its obligations under this Agreement, the Registration Rights Agreement and the Exchange Agreement and the Notes.
In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
(c)    In the case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease, the Holders shall receive an Officer’s certificate stating that any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if an amendment hereto is required in connection with such transaction, such amendment, complies with the provisions of this Agreement.
ARTICLE VIII
Events of Default and Remedies
Section 8.01    Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(a)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 calendar days;
(b)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase (including pursuant to Sections 10.05 and 10.06) upon declaration of acceleration or otherwise;
(c)    failure by the Company to comply with its obligation to convert the Notes in accordance with this Agreement upon exercise of a Holder’s conversion right (subject to Section 9.12 hereof) and such failure continues for a period of five calendar days;
(d)    failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.05(c) or a Specified Date Repurchase Company Notice in accordance with Section 10.06(c) for a period of five calendar days after any such notice becomes due;
(e)    failure by the Company to comply with its obligations under Section 7.13 or the Parent to comply with its obligations under Section 4.08 of the Exchange Agreement;
(f)    failure by the Company or Parent, as applicable, for 60 calendar days after written notice from the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements, in the case of the Company, contained in the Notes or this Agreement, and, in the case of the Parent or the Exchange Agreement (other than a covenant or agreement a default in whose performance or breach is specifically provided for elsewhere in this Section 8.01);
(g)    default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of, prior to the Company Spin-Off, $45,000,000, and following the Company Spin-Off, $25,000,000 (or, in either case, its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise and, in the case of each clause (i) and (ii) of this sentence, such default continues for a period of 10 calendar days without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged, as the case may be;
(h)    failure by Parent to comply with its obligation to issue Parent Common Stock in accordance with the Exchange Agreement (subject to Section 5.06 of the Exchange Agreement) and such failure continues for a period of five calendar days;
(i)    the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(j)    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.
Section 8.02    Acceleration, Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 8.01(i) or Section 8.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 5.03, by notice in writing to the Company, may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon failure by the Company to cure such Event of Default for 60 days after receipt of such notice, shall become and shall automatically be immediately due and payable, anything in this Agreement or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(i) or Section 8.01(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Agreement, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 8.03, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase or redeem any Notes when required (including any Redemption Price, Fundamental Change Repurchase Price or the Specified Date Repurchase Price) or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or the exchange of the Notes pursuant to the Exchange Agreement.
Section 8.03    Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 5.03 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price, any Fundamental Change Repurchase Price and any Specified Date Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 8.01, (ii) a failure by the Company to deliver the Common Stock or Warrants due upon conversion of the Notes pursuant to this Agreement, (iii) failure by Parent to deliver the Parent Common Stock or Parent Warrants due upon exchange pursuant to the terms of the Exchange Agreement, or (iv) a default in respect of a covenant or provision hereof which under Section 11.03 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.03, said Default or Event of Default shall for all purposes of the Notes and this Agreement be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 8.04    Rights of Holders of Notes to Receive Payment and to Convert and Exchange. Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, or redemption payments therefor and to convert or exchange the Notes in accordance with this Agreement or the Exchange Agreement on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment, conversion or exchange on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 8.05     Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.09 hereof, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 8.06    Delay or Omission Not a Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Holders may be exercised from time to time and as often as may be deemed expedient by the Holders.
Section 8.07    Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement and the Operative Documents; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will instead suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE IX
Conversion of Notes
Section 9.01    Conversion Privilege. Subject to and upon compliance with the provisions of this Article 9 each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time after, but not including, the date that the Company Spin-Off is consummated (the “Spin-Off Date”) and prior to the close of business on the second Business Day immediately preceding the Maturity Date, at an initial conversion rate of 23.26 shares of Common Stock (subject to adjustment as provided in this Article 9) (the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 9.02 and subject to the provisions of Section 9.12, the “Conversion Obligation”). Holders shall have no right to convert their Notes to Common Stock or Warrants at any time prior to the Company Spin-Off Date.

Notwithstanding the preceding paragraph, if after consummation of the Spin-Off, the Company calls any or all of the Notes for Optional Redemption pursuant to Section 10.01(c), Holders may elect to convert the Notes that have been so called for redemption in accordance with this Agreement at any time from, and including, the date of the related Redemption Notice until the close of business on the second Trading Day immediately preceding the Redemption Date. After that time, the right to convert such Notes shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert such Notes until the Redemption Price has been paid or duly provided for.
Section 9.02    Conversion Procedure; Settlement Upon Conversion.
(a)    Upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate (or Warrants if required by Section 9.12), together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02 and together with delivery of Warrants pursuant to Section 9.12, if applicable, in each case on the third Business Day immediately following the relevant Conversion Date.
(b)    Subject to Section 9.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the Company’s Office and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates (or book-entry deposits) for the shares of Common Stock or Warrants to be delivered upon settlement of the Conversion Obligation to be and (2) surrender such Notes, duly endorsed to the Company (and accompanied by appropriate endorsement and transfer documents). No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or Specified Date Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Specified Date Repurchase Notice in accordance with Section 10.10.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Subject to Section 9.12, the Company shall issue or cause to be issued, and deliver to the Transfer Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Transfer Agent for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
(d)    In case any Note shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock or Warrants upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates (or book-entry deposits) representing the shares of Common Stock or Warrants being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)    Except as provided in Section 9.04, no adjustment shall be made for dividends on shares of Common Stock issued upon the conversion of any Note as provided in this Article 9.
(g)    [Reserved].
(h)    Accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be paid in full by the Company on the relevant Conversion Date to the Holder converting its Notes on such Conversion Date (unless the Conversion Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to Holders of record of such Notes on such Regular Interest Record Date and the converting Holder (if other than such record holder) will not be entitled to any separate cash payment for any accrued but unpaid interest on the Conversion Date).
(i)    The Person in whose name the certificate for the shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes (whether settled in Common Stock or Warrants), such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.
Section 9.03    Adjustment of Conversion Rate Prior to the Spin-Off Date.
(a)    If at any time or from time to time after the Issue Date and prior to consummation of the Company Spin-Off, there shall occur any change in the amount or value of the Common Stock as a result of a recapitalization, merger, consolidation, stock dividend, stock split, reverse split, conversion or reclassification of equity or like event (other than any change of value resulting from the distribution by the Company of $25 million in aggregate proceeds from the issuance of the Notes to the Parent or a Subsidiary of the Parent pursuant to Section 2.07 of the Investment Agreement among the Parent, the Company and the Purchasers dated the date hereof), the initial Conversion Rate of 23.26 shares of Common Stock per $1,000 principal amount of Notes shall be equitably adjusted to a Conversion Rate (x) as reasonably determined by the Board of Directors and consented to by Holders of a majority of outstanding Notes or (y) by an Independent Financial Advisor; provided, however, the Company shall not be required to make an adjustment pursuant to this Section 9.03 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% of the Conversion Rate (when such carried-forward adjustments are taken into account) and (ii) (x) on the Conversion Date for any Notes or (y) upon the issuance of any Redemption Notice pursuant to Section 10.02.
(b)    To the extent the Company makes an adjustment to the Conversion Rate pursuant to Section 9.03(a), the Company shall give written notice to each Holder at the last address set forth on the Note Register, which notice shall state in reasonable detail the events giving rise to such adjustment and the nature of the adjustment.
Section 9.04    Adjustment of Conversion Rate Following the Spin-Off Date. Following the Spin-Off Date, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case (x) of a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If, after the Spin-Off Date, the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0
=    the Conversion Rate in effect immediately prior to the close of the business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	= the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0
=    the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend distribution shares split or share combination; and

OS1	= the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 9.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 9.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
(b)    If, after the Spin-Off Date, the Company issues to all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan subject to clause (c) below) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	= the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	= the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y
=    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 9.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.
For purposes of this Section 9.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c)    If, after the Spin-Off Date, the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities of the Company, to all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 9.04(a) or Section 9.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 9.04(d) and (iii) Spin-Offs as to which the provisions set forth below in this Section 9.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	= the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0
=    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	= the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.
Any increase made under the portion of this Section 9.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 9.04(c) where, after the consummation of the Company Spin-Off, there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a

Subsidiary or other business unit or investment of the Company that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	= the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0
=    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	= the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 9.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.
For purposes of this Section 9.04(c) (and subject in all respect to Section 9.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c) (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c). If any such right, option or warrant is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made,

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 9.04(a), Section 9.04(b) and this Section 9.04(c), if any dividend or distribution to which this Section 9.04(c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 9.04(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 9.04(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable” within the meaning of Section 9.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 9.04(b).
(d)    If, after the Spin-Off Date, any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	= the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	= the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	= the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	= the amount in cash per share the Company distributes to all holders of the Common Stock.
Any increase pursuant to this Section 9.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.
(e)    If, after the Spin-Off Date, the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, or otherwise acquires Common Stock (except (i) any purchases of Common Stock made pursuant to the “Excess Shares” provisions of the Company’s Certificate of Incorporation or otherwise necessary (in the Board of Director’s good faith judgment) to ensure compliance with the Jones Act, (ii) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or through an “accelerated share repurchase” on customary terms determined in good faith by the Board of Directors or (iii) pursuant to a block trade with a single holder or group of affiliated holders (provided that, in the case of clause (iii), only if the consideration per share of the Common Stock in the block trade exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day prior to consummation of such block trade by 7.5% or less)) to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where,

CR0
=     the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1
=    the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	= the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0
=    the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1
=    the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1
=    the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 9.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references in this Section 9.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.
(f)    [Reserved].
(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 9.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or similar transaction).
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail or transmit to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(i)    Notwithstanding anything to the contrary in this Article 9, the Conversion Rate shall not be adjusted:

(i)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or a stockholders rights plan or assumed by the Company or any of the Company’s Subsidiaries;
(ii)    upon the repurchase of shares of Common Stock pursuant to (x) any purchases of Common Stock made pursuant to the “Excess Shares” provisions of the Certificate of Incorporation or otherwise necessary (in the Board of Director’s good faith judgment) to ensure compliance with the Jones Act, (y) an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or through an “accelerated share repurchase” on customary terms determined in good faith by the Board of Directors or (z) pursuant to a block trade with a single holder or group of affiliated holders and not otherwise described in Section 9.04(e) (provided that, in the case of clause (z), only if the consideration per share of the Common Stock in the block trade exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day prior to consummation of such block trade by 7.5% or less);
(iii)    solely for a change in the par value of the Common Stock; or
(iv)    for accrued and unpaid interest on the Notes, if any.
(j)    The Company shall not be required to make an adjustment pursuant to clause (a), (b), (c), (d) or (e) of this Section 9.04 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% of the Conversion Rate (when such carried-forward adjustments are taken into account) and (ii) (x) on the Conversion Date for any Notes and (y) upon the issuance of any Redemption Notice pursuant to Section 10.02. All calculations and other determinations under this Article 9 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share, rounding any additional decimal places up or down in a commercially reasonable manner.
(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail or transmit such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Agreement. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(l)    For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Section 9.05    Adjustments of Prices. Whenever any provision of this Agreement requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs at any time during the period when the Last Reported Sale Prices are to be calculated.
Section 9.06    [Reserved].
Section 9.07    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) after the Issue Date,
(ii)    any consolidation, merger or combination involving the Company,
(iii)    any sale, lease or other transfer to a third-party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, to the extent the Notes are not redeemed or repurchased in accordance with Article 10 in connection with such Merger Event, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Agreement and an amendment to the Exchange Agreement permitted under Section 11.03 providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the number of shares of Common Stock otherwise deliverable upon conversion of the Notes in accordance with Section 9.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event.
For the avoidance of doubt, the Company Spin-Off will not be considered a Merger Event.
If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.
Such amendment to this Agreement entered into in connection with any Merger Event shall provide that, following such Merger Event, references to the Common Stock set forth in Section 9.04 shall be replaced with references to any common equity securities included in the Reference Property, except that the relevant adjustment shall be applied to the number of such common equity securities included in one unit of Reference Property rather than to the Conversion Rate. In addition, if the Reference Property includes common equity securities of any Person other than the Company, references to the Company (or similar references) in the definition of “Company Fundamental Change” shall be deemed to be replaced with references to such other Person. The Company may also make such other technical changes to the terms of the Notes that the Company reasonably determines to be necessary or advisable on account of such Merger Event.
                In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such unit of Reference Property as promptly as practicable after determining its composition.

(b)    When the Company executes an amendment to this Agreement pursuant to subsection (a) of this Section 9.07, the Company shall promptly mail or transmit to the Holders a notice briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such amendment to this Agreement to be mailed or transmitted to each Holder, at its address appearing on the Note Register provided for in this Agreement, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment to this Agreement.
(c)    None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Merger Event.
(d)    Upon the occurrence of a Merger Event where the result is that the Company is no longer a Subsidiary of the Parent, a Holder’s right to exchange its Note into Parent Common Stock pursuant to the Exchange Agreement will terminate automatically.
(e)    The above provisions of this Section 9.07 shall similarly apply to successive Merger Events.
Section 9.08    Settlement upon Exchange.
(a)    Accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be paid in full by the Company on the relevant Exchange Date to the Holders on such Exchange Date (unless the Exchange Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to Holders of record of such Notes on such Regular Interest Record Date and the exchanging Holder (if not the record Holder) will not be entitled to any separate cash payment for any accrued but unpaid interest on the Exchange Date). If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(b)    If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Parent Common Stock or Parent Warrants upon exchange, unless such tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company and Parent may refuse to deliver the certificates (or book-entry deposits) representing the shares of Parent Common Stock or Parent Warrants being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(c)    In case any Note shall be surrendered for partial exchange, the Company shall execute and deliver to the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(d)    Upon an exchange of Notes, the Person in whose name the certificate for the shares of Parent Common Stock delivered upon exchange is registered shall no longer be a Holder of such Notes surrendered for exchange.
(e)    The Parent shall not issue any fractional share of Parent Common Stock upon exchange of the Notes and the Company shall instead pay cash in lieu of any such fractional share of Parent Common Stock issuable upon exchange based on the Last Reported Sale Price of the Parent Common Stock on the relevant Exchange Date.
Section 9.09    Certain Covenants.
(a)    To the extent necessary to satisfy its obligations under this Agreement, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock or shares held in treasure a sufficient number of shares of Common Stock to permit the conversion of the Notes.
(b)    The Company shall list or cause to have quoted on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted any shares of Common Stock to be issued upon conversion of Notes.
(c)    The Company shall not enter into any transaction, or take any other action, that would require an increase of the Conversion Rate (whether under Sections 9.04(a) through 9.04(e)) that would result, in the aggregate, in the Notes becoming convertible into a number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of the over-the-counter or other domestic market on which the Common Stock is then listed or quoted, without complying, if applicable, with the shareholder approval rules contained in such listing standards.
Section 9.10    Notice to Holders.
(a)    Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Agreement, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.
(b)    Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 9.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 9.04(c) hereof (including any separation of rights from the Common Stock); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 9.04(d) hereof, then the Company shall deliver to the Holders, as promptly as practicable after the holders of the Common Stock are notified of such event, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.
(c)    Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 9.04(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) when the Company files any amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).
(d)    Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 9.04(h), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.
(e)    Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 60 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.
Section 9.11    Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 9.12    Jones Act Restrictions on Conversions. Notwithstanding the other provisions of this Agreement, in order to facilitate the Company’s compliance with the provisions of the Jones Act with regard to its operation of vessels in the U.S. Coastwise Trade and with certain contractual obligations of the Company with the United States government:
(a)    In connection with the conversion of any Notes, the Holder (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the Notes) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. If such Holder or Person advises the Company that it satisfies the requirements to be a U.S. Citizen, the Company may require a Holder (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the Notes) to provide it with such documents and other information as it may reasonably request to establish to the Company’s reasonable satisfaction that such Holder and/or Person is a U.S. Citizen for purposes of Jones Act compliance.
(b)    No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the Notes) is a U.S. Citizen shall receive shares of Common Stock, if any, issuable upon conversion of the Notes to the extent the receipt of such shares would cause such Holder and/or any Person whose ownership position would be aggregated with that of such Holder and/or Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time.
(c)    No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the Notes) is a U.S. Citizen shall receive shares of Common Stock, if any, issuable upon conversion of the Notes to the extent such shares would constitute “Excess Shares” (as defined in the Company’s certificate of incorporation to be adopted prior to the Company Spin-Off) if they were issued, which shall be determined by the Company in its reasonable discretion at the time of any proposed conversion of the Notes.
(d)    Any sale, transfer or other disposition of the right to receive shares of Common Stock issuable upon conversion of the Notes by any Holder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Holder’s interests to such Person in the shares of Common Stock issuable upon conversion of the Notes with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Holder has designated to receive the shares of Common Stock issuable upon conversion of the Notes.
(e)    If any delivery of shares of Common Stock owed to a Holder is not made, in whole or in part, as a result of the limitation in Sections 9.12(b) or (c) (such undelivered shares, the “Undelivered Shares”), such Holder shall receive Warrants entitling such Holder to purchase a number of shares of Common Stock equal to the number of Undelivered Shares and thereafter such Holder’s right to receive delivery of the Undelivered Shares shall be extinguished. In connection with a conversion, upon delivery of Common Stock that is permitted to be delivered after giving effect to the limitations in this Section 9.12, if any, together with Warrants in respect of Undelivered Shares in accordance with this Section 9.12, the Company’s obligation to deliver shares of Common Stock upon conversion shall be extinguished, and the Company will be deemed to have complied with and satisfied all of its Conversion Obligations.
ARTICLE X
Redemption and Repurchase of the Notes
Section 10.01    Optional Redemption.
(a)    The Notes shall not be redeemable by the Company at any time except as set forth in this Section 10.01.
(b)    Prior to the Spin-Off Date, the Company may redeem (a “Pre-Spin Optional Redemption”) for cash all but not less than all of the Notes in connection with a Company Fundamental Change (exclusive of the proviso in the definition thereof) or Parent Fundamental Change, upon notice as set forth in Section 10.02, at the applicable Redemption Price.
(c)    On or after the Spin-Off Date, the Company may redeem (a “Post-Spin Optional Redemption” and, together with a Pre-Spin Optional Redemption, each an “Optional Redemption”) for cash all or part of the Notes if the Daily VWAP of the Common Stock has been at least 150% of the Conversion Price for at least 20 consecutive Trading Days ending not more than two Trading Days preceding the date of the Redemption Notice, upon notice as set forth in Section 10.02, at the applicable Redemption Price.
Section 10.02    Notice of Optional Redemption; Selection of Notes.
(a)    In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any portion of the Notes pursuant to Section 10.01, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Conversion Agent and Paying Agent (in each case, if other than the Company).
(b)    The Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
(c)    Each Redemption Notice shall specify:
(i)    the Redemption Date (which must be a Business Day);
(ii)    the applicable Redemption Price;
(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;
(iv)    the name and address of the Paying Agent and Conversion Agent (in each case, if other than the Company);
(v)    that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day preceding the Redemption Date;
(vi)    the procedures a converting Holder must follow to convert its Notes and the last date such Notes may be converted before redemption;
(vii)    the Conversion Rate;
(viii)    in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued; and
(ix)    that Notes redeemed in full must be surrendered to the Company to collect the Redemption Price.
A Redemption Notice once sent by the Company to the Holder shall be irrevocable (but may be amended to adjust to delay the Redemption Date to the Date of consummation of the Company Fundamental Change or Parent Fundamental Change, as applicable).
(d)    If fewer than all of the outstanding Notes are to be redeemed, the Company shall select the Notes or portions thereof of Notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) in such manner as the Company deems appropriate and fair. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 calendar days before the Redemption Notice Date and ending at the close of business on such Redemption Notice Date or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.
Section 10.03    Payment of Notes Called for Redemption.
(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price in accordance with Section 10.07.
Section 10.04    Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Agreement, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
Section 10.05    Repurchase at Option of Holders Upon a Company Fundamental Change.
(a)    If a Company Fundamental Change occurs at any time on or after the Spin-Off Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of delivery of the Company Fundamental Change Repurchase Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Interest Record Date on such Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 10.
(b)    Repurchases of Notes under this Section 10.05 shall be made, at the option of the Holder thereof, upon:
(xiv)    delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to postponement to comply with changes in applicable law after the Issue Date) (the “Fundamental Change Expiration Time”); and (ii) delivery of the Notes to the Company to be repurchased at any time, but in no event more than 3 Business Days, after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(xv)    the certificate numbers of the Notes to be delivered for repurchase;
(xvi)    the portion of the principal amount of Notes to be repurchased; and
(xvii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Agreement.
Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 10.05 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 10.10.
(c)    On or before the 15th calendar day after the occurrence of a Company Fundamental Change occurring after the date following the consummation of the Company Spin-Off, the Company shall provide to all Holders of Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Company Fundamental Change and of the repurchase right at the option of the
Holders arising as a result thereof. Such notice shall be by first class mail. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Company Fundamental Change;
(ii)    the Effective Date of the Company Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 10;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent and the Conversion Agent (in each case, if other than the Company), if applicable;
(vii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
(viii)    if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Agreement;
(ix)    that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;
(x)    that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and
(xi)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.05; provided, however, that failure of a Holder to comply with Section 10.05(b) shall result in the forfeiture of such Holder’s repurchase option pursuant to this Section 10.05.
(d)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Company Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Company will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 10.06    Repurchase at Option of Holders on Specified Repurchase Date.
(a)    If the Company Spin-Off has not occurred prior to the second anniversary of the date of this Agreement, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all but not less than all of such Holder’s Notes, or any portion thereof on December 1, 2017, (the “Specified Repurchase Date”) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the Specified Repurchase Date (the “Specified Date Repurchase Price”).
(b)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on the Specified Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Date Repurchase Price with respect to such Notes). To the extent the Notes are accelerated as contemplated in this Agreement, the Company will promptly return to the respective Holders thereof any Physical Notes held by it that were tendered for repurchase in connection with this Section 10.06 (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Date Repurchase Price with respect to such Notes), and, upon such return, the Specified Date Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(c)    On or before the 20th Business Day before the Specified Repurchase Date, the Company shall give notice (the “Specified Date Repurchase Company Notice”) to all Holders of Notes, which notice shall be by first class mail. The Specified Date Repurchase Company Notice shall specify:
(i)    the Specified Repurchase Date;
(ii)    that Holders have the right to require the Company to purchase all or any portion of their Notes pursuant to this Section 10.06;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 10;
(iv)    the Specified Date Repurchase Price;
(v)    the name and address of the Paying Agent (if other than the Company);
(vi)    whether the Notes are exchangeable at such time and the applicable Exchange Rate; and
(vii)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Article 10; provided, however, that failure of a Holder to comply with Section 10.06(d) shall result in the forfeiture of such Holder’s repurchase option pursuant to this Section 10.06.
(d)    Purchases of Notes under this Section 10.06 shall be made, at the option of the Holder thereof, upon: (i) delivery to the Company by a Holder of a duly completed notice (the “Specified Date Repurchase Notice”) in the form set forth in Attachment 4 to the Form of Note attached hereto as
Exhibit A, on or before the close of business on the Business Day immediately preceding the Specified Repurchase Date (subject to postponement to comply with changes in applicable law after the Issue Date) (the “Specified Date Repurchase Expiration Time”); and (ii) delivery of the Notes to the Company at any time, but in no event more than 3 Business Days, after delivery of the Specified Date Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Specified Date Repurchase Price therefor.
Section 10.07    Deposit of Redemption Price, Fundamental Change Repurchase Price or Specified Date Repurchase Price.
(a)    On or prior to 11:00 a.m., New York City time, on the Fundamental Repurchase Date, Specified Repurchase Date or Redemption Date, as applicable, the Company shall segregate or deposit with the Paying Agent (if other than the Company) an amount of cash (in immediately available funds), sufficient to pay the appropriate Fundamental Change Repurchase Price, Specified Date Repurchase Price or Redemption Price, as applicable. Payment for the Notes to be redeemed or repurchased (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or Specified Repurchase Date, subject to postponement to comply with changes in applicable law after the Issue Date) shall be made on the later of:
(i)    the Fundamental Change Repurchase Date, the Specified Repurchase Date or the Redemption Date (provided the Holder has satisfied the conditions in Section 10.05, 10.06 and 10.03, respectfully); and
(ii)    the time of delivery of such Note to the Company by the Holder thereof in the manner required by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register.
The Paying Agent (if other than the Company) shall, promptly after any such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price, Specified Date Repurchase Price or Redemption Price.
(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, Specified Repurchase Date or Redemption Date, the Company has segregated, or the Paying Agent (if other than the Company) holds, money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, Specified Repurchase Date or Redemption Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Agreement, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or Specified Date Repurchase Price).
(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 10.03, Section 10.05 or Section 10.06, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 10.08    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Article 10, the Company will, if required:
(a)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
(b)    file a Schedule TO or any other required schedule under the Exchange Act; and
(c)    otherwise comply with all federal and state securities laws;
in each case, so as to permit the rights and obligations under this Article 10 to be exercised in the time and in the manner specified in this Article 10.
Section 10.09    Effect of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice. Upon receipt by the Company of a Fundamental Change Repurchase Notice or a Specified Date Repurchase Notice, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice or such Specified Date Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice or such Specified Date Repurchase Notice, as applicable, is withdrawn in accordance with Section 10.10) thereafter be entitled to receive solely the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note).
Section 10.10    Withdrawal of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice. A Fundamental Change Repurchase Notice or a Specified Date Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice or the Specified Date Repurchase Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time or the Specified Date Repurchase Expiration Time, as applicable, specifying:
(a)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
(b)    the certificate numbers of the withdrawn Physical Notes; and
(c)    the principal amount, if any, of each Note that remains subject to the Fundamental Change Repurchase Notice or the Specified Date Repurchase Notice, as applicable, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.
The Company will promptly return to the respective Holders thereof any Notes with respect to which a Fundamental Change Repurchase Notice or a Specified Date Repurchase Notice, as applicable, has been withdrawn in compliance with the provisions of this Section 10.10.
Section 10.11    Repurchase of Notes by Third Party. Notwithstanding the foregoing provisions of this Article 10, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Company Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 10 and such third party repurchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 10.

ARTICLE XI
Miscellaneous
Section 11.01    Notices. Any notice or demand that by any provision of this Agreement is required or permitted to be given or served by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company) to SEACOR Marine Holdings Inc., at the Company’s Office, or sent electronically in PDF format.
The Company agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. The Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.
Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be deemed to have been given upon the earlier of receipt thereof or 3 Business Days after the mailing thereof.
Failure to mail or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or transmitted in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 11.02    Successors and Assigns. Except as provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that the Company shall not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in aggregate principal amount of the Notes.
Section 11.03    Amendment and Waiver. Except as heretofore expressly provided otherwise, this Agreement and the Exchange Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company, as required and Holders holding more than 50% of the aggregate principal amount of the Notes then outstanding, subject to Section 5.03; provided further, however, that any amendment, modification or supplement that:
(a)    alters the aggregate principal amount of Notes;
(b)    decreases or proposes to decrease the rate or postpones or proposes to postpone the time for payment of interest, if any, on any Note or the Maturity Date or decreases or proposes to decrease the amount of principal, the Redemption Price, the Fundamental Change Repurchase Price or the Specified Date Repurchase Price of any Note or otherwise affects the redemption or prepayment provisions;
(c)    makes or proposes to make any Note payable in money or property other than that stated in the Note;
(d)    makes or proposes to make any change in Sections 10.01, 10.05 or 10.06 (or any related defined terms);
(e)    impairs the right of any Holder to receive payment of principal of and interest, on such Holder’s Notes (including any right hereunder to receive such payments on a pro rata basis), or the Redemption Price, the Fundamental Change Repurchase Price or the Specified Date Repurchase Price on or after the scheduled due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(f)    makes or proposes to make any change in Sections 8.02, 8.03 or 9.04 or this Section 11.03 (or any related defined terms); or
(g)    makes any change that adversely affects the conversion rights of any Notes or the exchange right of any Notes provided pursuant to the Exchange Agreement;
in each case, shall not be binding upon any Holder of any outstanding Note that has not consented thereto in writing.
Notwithstanding the foregoing, the Company may amend this Agreement and the Exchange Agreement and the Notes without the consent of the Holders (i) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Agreement; (ii)   to add guarantees with respect to the Notes; (ii) to secure the Notes; (iii)  to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Agreement or the Exchange Agreement; or (iv) to make any adjustments to the Conversion Rate expressly required or permitted pursuant to Section 9.04 hereof or adjustment to the Exchange Rate expressly required or permitted pursuant to the Exchange Agreement.
Section 11.04    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures sent by facsimile or as an electronic copy (including in pdf format) shall constitute originals.
Section 11.05    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 11.06    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b)) BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 11.07    Entire Agreement. The Notes and the other Operative Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The Notes and the other Operative Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

Nothing in any of the Notes or the other Operative Documents shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.
Section 11.08    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of each Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.
Section 11.09    Submission to Jurisdiction; Waiver of Service and Venue. Each of the parties hereto, and each subsequent Holder of a Note by its acceptance of such Note, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto, and each subsequent Holder of a Note by its acceptance of such Note, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith shall affect any right that any of the parties hereto may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith against the Parent, the Company or any of their respective Subsidiaries or any of their respective properties and the property of such Subsidiaries in the courts of any jurisdiction.
(a)    Each of the parties hereto, and each subsequent Holder of a Note by its acceptance of such Note, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith in any court referred to in this Section 11.09. Each of the parties hereto, and each subsequent Holder of a Note by its acceptance of such Note, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement, the Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 11.10    Waiver of Jury Trial. EACH PARTY HERETO, AND EACH SUBSEQUENT HOLDER OF A NOTE BY ITS ACCEPTANCE OF SUCH NOTE, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHER THEORY. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.11    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges their respective Affiliates’ understanding, that: (i) the financing provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Operative Document) are an arm’s-length commercial transaction between the Company and their respective Affiliates, on the one hand, and the Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with this transaction, each of the Purchasers is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Purchasers have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Operative Document (irrespective of whether any Purchaser has advised or is currently advising the Company or any of their respective Affiliates on other matters) and none of the Purchasers have any obligation to the Company or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Documents; (iv) the Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and their respective Affiliates, and none of the Purchasers have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Purchasers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Operative Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.
Section 11.12    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Section 11.13    Effectiveness. This Agreement shall become effective when it shall have been executed by the Company (and, with respect to each Person that becomes a party hereunder following the Closing Date, on the date such person enters into an amendment to this Agreement and joins this Agreement) and the Purchasers and thereafter shall be binding upon and inure to the benefit the Company and each Purchaser and their respective permitted successors and assigns, subject to Section 11.02 hereof.

Section 11.14    Attachments. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
Section 11.15    Confidentiality. Each of the Purchasers agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to its stockholders, limited partners, members or other owners, as the case may be, but only regarding the general status of its investment in the Company (without disclosing specific confidential information), (c) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (d) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided each of the Purchasers agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (e) to the extent such Information is included in any non-confidential filing by the Company with the Commission pursuant to the Securities Act or the Exchange Act, (f) to any other party hereto, (g) in connection with the exercise of any remedies hereunder or under any other Operative Document or any action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder, (h) subject to an agreement containing provisions at least as restrictive as those of this Section 11.15, to any assignee or any prospective assignee of any of its rights or obligations under this Agreement, (i) with the consent of the Company, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.15 or (y) is or becomes available to such Purchaser, or any of its respective Affiliates on a non-confidential basis from a source other than the Parent, the Company or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Company or any Affiliate of the Company.
For purposes of this Section 11.15, “Information” means all information received from the Parent, Company or any Subsidiary thereof relating to the Parent, the Company or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Purchaser or any Holder on a non-confidential basis prior to disclosure by the Parent, the Company or any Subsidiary thereof; it being understood that all information received from the Parent, the Company or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.15 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Purchaser acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 11.16    Public Disclosure. The Purchasers and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Operative Documents or the transactions contemplated therein, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including, for the avoidance of doubt, the U.S. federal securities laws), judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Purchasers and the Company agree that the initial press release and/or Form 8-K to be issued with respect to the transactions contemplated herein following execution of this Agreement shall be in the form attached hereto as Exhibit C (the “Announcement”). Notwithstanding the forgoing, this Section 11.16 shall not apply to any press release or other public statement made by the Company or the Purchasers (a) which is consistent with the Announcement and does not contain any information relating to the transactions contemplated herein that have not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Operative Documents or the transactions contemplated therein.
Section 11.17    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Operative Documents or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
SEACOR MARINE HOLDINGS INC.
By:
Name:
Title:
CEOF II DE I AIV, L.P.,
as Purchaser
By:
Name:
Title:

CEOF II COINVESTMENT (DE), L.P.,
as Purchaser
By:
Name:
Title:

CEOF II COINVESTMENT B (DE), L.P.,
as Purchaser
By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON CONVERSION OR EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND
(2)AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:
(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND/OR THE EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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SEACOR Marine Holdings Inc.
3.75% Convertible Senior Note due 2022
No. ___]    $[ ]
Principal

Amount $	[ ]
SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal amount of [add principal amount in words] $[ ] on [ ], 2022 (the “Maturity Date”).
Interest Payment Dates: June 15 and December 15, beginning on June 15, 2016.
Regular Record Dates: June 10 and December 10.
Additional provisions of this Note are set forth on the other side of this Note.

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IN WITNESS WHEREOF, SEACOR Marine Holdings Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.
SEACOR Marine Holdings Inc.

By:	Name: Title:

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[FORM OF REVERSE OF NOTE]
SEACOR Marine Holdings Inc.
3.75% Convertible Senior Note due 2022
This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued pursuant to the Convertible Senior Note Purchase Agreement dated as of November 30, 2015 (the “Agreement”) by and between the Company and the purchasers named therein (the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. Reference is hereby made to the Agreement, the Exchange Agreement, the Registration Rights Agreement and the Parent Registration Rights Agreement (collectively, the “Relevant Agreements”) for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Parent, the Purchasers and the Holders of the Notes and of the terms upon which the Notes are, and are to be, delivered.
This Note does not benefit from a sinking fund. This Note shall be redeemable at the Company’s option in accordance with Article 10 of the Agreement. Prior to the Spin-Off Date, the Company may redeem for cash all of the Notes upon any occurrence of a Company Fundamental Change or Parent Fundamental Change at the applicable Redemption Price specified in Section 1.01 of the Agreement. On or after the Spin-Off Date, the Company may redeem for cash all or a part of the Notes if the Daily VWAP of the Common Stock has been at least 150% of the Conversion Price for at least 20 consecutive Trading Days ending not more than two Trading Days preceding the date of the Redemption Notice at the applicable Redemption Price specified in Section 1.01 of the Agreement.
As provided in and subject to the provisions of the Agreement, upon the occurrence of (i) the Specified Repurchase Date or (ii) at any time on or after consummation of the Company Spin-Off, a Company Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date or on the Specified Repurchase Date, as applicable, at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date or the Specified Date Repurchase Price for such Specified Repurchase Date, as applicable.
As provided in and subject to the provisions of the Agreement, the Holder hereof has the right, at its option at any time after the Spin-Off Date, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof into a number of shares of Common Stock or, if so required pursuant to Section 9.12 of the Agreement, Warrants or a combination of shares of Common Stock and Warrants, as the case may be, determined in accordance with Article 9 of the Agreement.
As provided in and subject to the provisions of the Agreement and the Exchange Agreement, the Holder hereof has the right, at its option at any time after the occurrence of an Exchange Trigger (as defined in the Exchange Agreement), and prior to the earlier of (i) the Spin-Off Date and (ii) the close of business on the second Business Day immediately preceding the Maturity Date, to exchange this Note or a portion of this Note such that the principal amount of this Note that is not exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof, into a number of shares of Parent Common Stock or, if so required pursuant to Section 5.06 of the Exchange Agreement, Parent Warrants or a combination of shares of Parent Common Stock and Parent Warrants, as the case may be, determined in accordance with

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Article 5 of the Exchange Agreement. Notwithstanding the foregoing, Holders shall have no right to exchange their Notes for Parent Common Stock or Parent Warrants at any time prior to an Exchange Trigger or after a Company Spin-Off.
As provided in and subject to the provisions of the Agreement, the Company will make all payments in respect of the Fundamental Change Repurchase Price for, the Specified Date Repurchase Price for, the Redemption Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Company to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Agreement and the Exchange Agreement permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Parent and the rights of the Holders of the Notes to be effected under the Agreement and the Exchange Agreement at any time by the Company or the Parent, as applicable, with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Agreement and the Exchange Agreement also contain provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company and Parent, as applicable, with certain provisions of the Agreement and the Exchange Agreement and certain past Defaults under the Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in and subject to the provisions of the Agreement, the Holder of this Note shall not have the right to institute any proceeding with respect to the Agreement, unless the Holders of not less than 25% in principal amount of the Notes at the time outstanding shall have given the Company written notice in respect of such Event of Default, and the Company shall have failed to cure, for 60 days after receipt of such notice. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Repurchase Price, the Specified Date Repurchase Price or the Redemption Price with respect to, the number of shares of Common Stock or Warrants or the combination thereof, as the case may be, due upon conversion of this Note, the number of shares of Parent Common Stock or Parent Warrants or the combination thereof, as the case may be, due upon exchange of this Note or after the respective due dates expressed in the Agreement.
No reference herein to the Relevant Agreements and no provision of this Note or Relevant Agreements shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, (i) the principal of (including the Fundamental Change Repurchase Price, the Specified Date Repurchase Price and the Redemption Price), premium, if any, interest on and the amount of cash due upon maturity (or upon a Fundamental Change Repurchase Date, Specified Repurchase Date or a Repurchase Date) or (ii) a number of shares of Common Stock or a combination of shares Common Stock and Warrants, in each case if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.
As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer to the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing,

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and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.
The Notes are issuable only in registered definitive form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
Prior to due presentment of this Note for registration of transfer, the Company and the Parent and any agent of the Company or the Parent may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Parent nor any such agent shall be affected by notice to the contrary.
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If any provision of this Note limits, qualifies or conflicts with a provision of the Relevant Agreements, such provision of the respective Relevant Agreement shall control.

3

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: SEACOR Marine Holdings Inc.
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple thereof) below designated, into shares of Common Stock or Warrants, as applicable, in accordance with the terms of the Agreement, and directs that the shares of Common Stock or Warrants, as applicable, issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, to be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock, Warrants or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Sections 3.07, 9.02(d) and 9.02(e) of the Agreement. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.
The undersigned registered owner of this Note hereby represents and warrants that the representations and warranties in Section 6.02 of the Agreement are true and correct with respect to the undersigned as if made on the date hereof.
In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by Non-U.S. Citizens, the undersigned registered Holder of this Note represents and warrants as follows:
CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)
☐    such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds _____________ shares of Common Stock

Principal amount to be converted (if less than all):$ ______________________

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17Ad-15 if shares of Common Stock are to be

1

issued, or Notes are to be delivered, other than to
and in the name of the registered holder.

2

Fill in for registration of Common Stock or Warrants if to be issued, and Notes if to be delivered, other
than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)
☐    such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds _____________ shares of Common Stock

Principal amount to be converted (if less than all):$_________________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
_____________________________________________________
Social Security or Other Taxpayer Identification Number

3

ATTACHMENT 2
[FORM OF NOTICE OF EXCHANGE]
To: SEACOR Marine Holdings Inc.
The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple thereof) below designated, into shares of Parent Common Stock (and Parent Warrants, if applicable) in accordance with the terms of the Agreement and the Exchange Agreement, and directs that the shares of Parent Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Parent Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Sections 9.02(e) and 9.02(f) of the Exchange Agreement. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.
The undersigned registered owner of this Note hereby represents and warrants that the representations and warranties in Section 3.02 of the Exchange Agreement are true and correct with respect to the undersigned as if made on the date hereof.
In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Parent Common Stock by Non-U.S. Citizens, the undersigned registered Holder of this Note represents and warrants as follows:
CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Parent to confirm that the Holder is a U.S. Citizen)

☐	such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds _____________ shares of Parent Common Stock

Principal amount to be exchanged (if less than all):$ ______________________

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule

1

17Ad-15 if shares of Common Stock are to be
issued, or Notes are to be delivered, other than to
and in the name of the registered holder.

2

Fill in for registration of Parent Common Stock or Parent Warrants if to be
issued, and Notes if to be delivered, other
than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Parent to confirm that the Holder is a U.S. Citizen)
☐    such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds _____________ shares of Parent Common Stock

Principal amount to be converted (if less than all):$_________________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
_____________________________________________________
Social Security or Other Taxpayer Identification Number

3

ATTACHMENT 3
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To:    SEACOR Marine Holdings Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from SEACOR Marine Holdings Inc. (the “Company”) as to the occurrence of a Company Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.05 of the Agreement (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2)  accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date on such Interest Payment Date to Holders of record as of such Regular Interest Record Date.

The certificate number(s) of the Notes to be repurchased are:_________________
Principal amount to be repurchased (if less than all):$_______________________

Dated:

___________________________________________________
Signature(s)
___________________________________________________
Social Security or Other Taxpayer Identification Number
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 4
[FORM OF SPECIFIED DATE REPURCHASE NOTICE]
To:    SEACOR Marine Holdings Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a Specified Date Repurchase Company Notice from SEACOR Marine Holdings Inc. (the “Company”) pursuant to Section 10.06 of the Agreement as to the occurrence of a Specified Repurchase Date and specifying the Specified Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Agreement referred to in this Note (i) the entire principal amount of this Note, or a portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) accrued and unpaid interest, if any, thereon to, but excluding, such Specified Repurchase Date, unless the Specified Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay accrued and unpaid interest to such Specified Repurchase Date on such Interest Payment Date to Holders of record.

The certificate number(s) of the Notes to be repurchased are:_________________
Principal amount to be repurchased (if less than all):$_______________________

Dated:

___________________________________________________
Signature(s)
___________________________________________________
Social Security or Other Taxpayer Identification Number
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 5
[FORM OF ASSIGNMENT AND TRANSFER]

For value received, ____________________________ (the “Existing Holder”) hereby sell(s), assign(s) and transfer(s) unto ____________________________ (Please insert social security or Taxpayer Identification Number of assignee) (the “Transferee”) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
The Existing Holder hereby represents and warrants that the Transferee is not a Disqualified Institution. The Existing Holder and Transferee each acknowledge and understand any sale, transfer or assignment to a Disqualified Institution shall be void ab initio, and the Company shall treat any Existing Holder in violation of this provision as the registered Holder for all purposes under the Agreement, the Exchange Agreement and this Note. Further, the Company shall be entitled to seek specific performance to unwind any such sale, transfer or assignment in addition to any other remedies available to the Company at law or at equity.
In connection with any transfer of the within Note, the Existing Holder confirms that such Note is being transferred:
CHECK ONE BOX BELOW:
☐    To SEACOR Marine Holdings Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:
Signature of Existing Holder:

Name:
Title:

Signature Guarantee
Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to

Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE: The above signature of the Existing Holder on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
The undersigned Transferee hereby represents and warrants that the representations and warranties in Section 6.02 of the Agreement and Section 3.02 of the Exchange Agreement are true and correct with respect to the undersigned as if made on the date hereof. The undersigned Transferee further agrees to be bound by the Agreement (including Section 6.02(g) thereof), Exchange Agreement, Company Registration Rights Agreement, Parent Registration Rights Agreement, Warrant Agreement and Parent Warrant Agreement as if it were a Purchaser (as defined in the Agreement).

Signature of Transferee:

Name:
Title:

Address:_______________________________

_______________________________

_______________________________

Dated:      _______________________________

EXHIBIT B
Form of Warrant

EXHIBIT C
Form of Press Release on Form 8-K
Schedule A

Information Relating To Purchasers

Purchaser	Principal Amount of Notes Purchased	Bank Account Wire Transfer Instructions
CEOF II DE I AIV, L.P.	$165,409,000	Wells Fargo, N.A. Washington, D.C. ABA#: 121 000 248 For the Benefit of: CEOF II DE I AIV, L.P. Account #: 2020050866573 SWIFT Code: WFBIUS6S
CEOF II Coinvestment (DE), L.P.	$8,862,000	[To be provided]
CEOF II Coinvestment B (DE), L.P.	$729,000	[To be provided]

Schedule 6.01(h)
Financial Statements

1.
Audited consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2014, 2013 and 2012.

2.
Condensed consolidated balance sheet of the Company and its Subsidiaries, and the related condensed consolidated statements of income or operations and cash flows for the nine months ended September 30, 2015.

Schedule 6.01(v)
Non-Wholly Owned Significant Subsidiaries

Non-Wholly Owned Significant Subsidiary	Owning Entities	Ownership Percentage
Mantenimiento Express Maritimo S.A.P.I. de C.V.	SEACOR Marine International LLC	49.00%
	Operadora de Transportes Maritimos, S.A. de C.V.	50.51%
	Grupo Mexicano de Aeronautica, S.A. de C.V.	0.49%
Windcat Workboats Holdings Ltd.	75% Seabulk Overseas Transport Inc.	75.00%
	Roleen BV	12.50%
	N. Clarkson	12.50%